
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         MAR-31-1997
<CASH>                                               381,519
<SECURITIES>                                         998,695
<RECEIVABLES>                                        7,943
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               727,397
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       22,989,174<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           21,311,040
<TOTAL-LIABILITY-AND-EQUITY>                         22,989,174<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     257,145<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     598,221<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   34,791
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (2,822,852)<F5>
<EPS-PRIMARY>                                        (78.15)
<EPS-DILUTED>                                        000

<F1>Included  in  total  assets:   Investments  in  Local  Limited  Partnerships
$19,511,417, Other investments $1,325,714, Mortgagee escrow deposits $13,345, Tenant security deposits $3,639 and Other assets $19,505. <F2>Included in Total Liabilities and Equity: Accounts payable to affiliates $881,741, Accounts payable and accrued expenses $51,702, Accrued interest $1,743, Mortgage notes payable $739,994, Security deposits payable $3,639 and Minority interest in Local Limited Partnerships $(685). <F3>Total revenue includes: Rental $120,829, Investment $81,379 and Other $54,937. <F4>Included in Other Expenses: Asset Management Fees $179,719, General and Administrative $217,169, Property Management Fees $8,845, Rental operations, exclusive of depreciation $80,307, Depreciation $70,664 and Amortization $41,517. <F5>Net loss reflects: Equity in losses of Local Limited Partnerships of $(2,546,404), minority interest in loss of Local Limited Partnerships $706 and Accretion of Original Issue Discount $98,713.

